                                                                  EXHIBIT 3.3(b)



















                                  AMENDED AND RESTATED

                                         BYLAWS

                         OF WEIAND AUTOMOTIVE INDUSTRIES, INC.






















Effective March 30, 1979

                             AMENDED AND RESTATED BYLAWS
                       OF WEIAND AUTOMOTIVE INDUSTRIES, INC.,
                              a California corporation
           --------------------------------------------------------------


                                     INDEX
                                     -----

Article No.                Heading                                                                               Page
-----------                -------                                                                               ----

      I           DIRECTORS                                                                                       5

                  Section 1.                Number                                                                5

                  Section 2.                Qualifying shares not required                                        5

                  Section 3.                Quorum                                                                5

                  Section 4.                Election                                                              5

                  Section 5.                Vacancies                                                             5

                  Section 6.                Place of meeting and meeting by telephone                             5

                  Section 7.                Organization meeting                                                  6

                  Section 8.                Special meetings                                                      6

                  Section 9.                Adjourned meetings                                                    6

                  Section 10.               Waiver of notice                                                      7

                  Section 11.               Action without meeting                                                7

                  Section 12.               Powers and duties                                                     7

                          (a)               Management of corporate affairs                                       7

                          (b)               Selection and removal of officers,
                                            agents and employees                                                  7

                          (c)               Issuance of shares                                                    7

                          (d)               Incurring of indebtedness                                             8

                          (e)               Authorization of signatures                                           8

                          (f)               Fixing principal office                                               8

                          (g)               Committees                                                            8

                          (h)               General powers                                                        8

                  Section 13.               Directors to serve without salary                                     8

      II          OFFICERS                                                                                        9



                  Section 1.                Enumeration                                                           9

                  Section 2.                Powers and duties of the chairman of the board                        9

                  Section 3.                Powers and duties of the president                                    9

                  Section 4.                Powers and duties of the vice-president                               9

                  Section 5.                Duties of the secretary                                              10

                         (a)                Minutes                                                              10

                         (b)                Corporate seal                                                       10

                         (c)                Books and other records                                              10

                         (d)                Share register                                                       10

                         (e)                Receipt, deposit, and disbursement of funds                          10

                         (f)                General duties                                                       10

                  Section 6.                Duties of the treasurer                                              10

      III         SHAREHOLDERS                                                                                   11

                  Section 1.                Quorum                                                               11

                  Section 2.                Place of meeting                                                     11

                  Section 3.                Annual meeting                                                       11

                  Section 4.                Special meetings                                                     12

                  Section 5.                Adjourned meetings                                                   12

                  Section 6.                Notice of regular or special meetings                                12

                  Section 7.                Notice of adjourned meetings                                         13

                  Section 8.                Proxies                                                              13

                  Section 9.                Consent of absentees                                                 13

                  Section 10.               Action without meeting                                               14

                  Section 11.               Voting rights                                                        14

      IV          MISCELLANEOUS                                                                                  15

                  Section 1.                Record dates and closing of transfer books                           15

                  Section 2.                Inspection of corporate records                                      15

                  Section 3.                Inspection of Bylaws                                                 16

                  Section 4.                Annual report to shareholders                                        16

                  Section 5.                Representation of shares of other corporations                       16



      V           SEAL                                                                                           16

      VI          AMENDMENTS                                                                                     17

                  Section 1.                By shareholders                                                      17

                  Section 2.                By the directors                                                     17

                                            CERTIFICATE AS TO ADOPTION OF BYLAWS                                 18

                          AMENDED AND RESTATED BYLAWS
                    OF WEIAND AUTOMOTIVE INDUSTRIES, INC.,
                           a California corporation

                                   ARTICLE I

                                   DIRECTORS

                  Section 1. Number. Until changed by amendment of the Articles of Incorporation or by a Bylaw duly adopted by the shareholders amending this section, the authorized number of directors of this corporation shall be three.

                  Section 2. Qualifying shares not required. Directors need not be shareholders of the corporation.

                  Section 3. Quorum. A majority of the number of directors shall constitute a quorum.

                  Section 4. Election. Directors shall be elected at each annual meeting of shareholders and shall continue in office until the election of their successors. If directors are not elected at an annual meeting or if such meeting is not held, directors may be elected at a special meeting of shareholders.

                  Section 5. Vacancies. Vacancies occurring in the office of director (except in case of the removal of one or more directors and the election of a new director or directors under the provisions of Section 303 of the California Corporations Code) shall be filled by a majority of the remaining directors, though less than a quorum, or authorized by a sole remaining director, or by the shareholders and the person so elected shall hold office until his successor is elected.

                  Section 6. Place of meeting and meeting by telephone. Meetings of the board of directors shall be held at the principal office of the corporation or at such other place within or without the State of California as may be fixed from time to time by resolution of the board or by written consent of all members of the board. Whenever a place other than the principal office is fixed by resolution as the place at which any future meeting shall be held, written notice thereof shall be sent no later than the following business day to all directors who were absent from the meeting at which the resolution was adopted. Any meeting may be held by conference telephone or similar communications equipment, so long as all directors participating in the meeting can hear one another.

                  Section 7. Organization meeting. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organizing, electing officers, and transacting other business. Notice of such meeting need not be given.

                  Section 8. Special meetings. Special meetings of the board of directors may be called at any time by the president or by any two directors. Special meetings shall be held upon four days written notice addressed to each director at the address appearing on the books of the corporation or theretofore given by him to the corporation for the purposes of notice, or upon 48 hours notice given personally or by telephone, telegraph, telex or other similar means.

                  Section 9. Adjourned meetings. A majority of the directors present at a meeting, whether or not constituting a quorum, may adjourn from time to time to meet again at a stated day and hour prior to the time fixed for the next regular meeting of the board. Notice of the time and place of an adjourned meeting need not be given to any director if the time and place is fixed at the time of adjournment, unless the meeting is adjourned for more than 24 hours, in which case notice of such adjourned meeting shall be given prior to the time thereof to any director not present at the time of adjournment.

                  Section 10. Waiver of notice. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                  Section 11. Action without meeting. Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

                  Section 12. Powers and duties. The powers and duties of the board of directors are:

                  (a) Management of corporate affairs. To conduct, manage and control the business and affairs of the corporation and to make rules and regulations therefor consistent with the Articles of Incorporation and the Bylaws.
                  (b) Selection and removal of officers, agents and employees. To select all the other officers, agents and employees of the corporation, to remove them at pleasure, either with or without cause, to prescribe for them duties consistent with the Articles of Incorporation and the Bylaws, and to fix their compensation.

                  (c) Issuance of shares. From time to time to cause shares to be issued, to fix the consideration therefor, and to prescribe the form of share certificates.

                  (d) Incurring of indebtedness. To borrow money and to incur indebtedness for the purposes of the corporation and to cause promissory notes, bonds, debentures and other evidences of indebtedness, and mortgages, deeds of trust, pledge agreements or other instruments of hypothecation to be executed as security therefor in the corporate name.

                  (e) Authorization of signatures. From time to time to designate the person or persons authorized to sign or endorse checks, drafts or other orders for the payment of money issued in the name of or payable to the corporation.
                  (f) Fixing principal office. To fix and from time to time to change the location of the principal office of the corporation.

                  (g) Committees. To appoint an executive committee and other committees, and to delegate to the executive committee any of the powers and authority of the board in the management of the business and affairs of the corporation, except as set forth in Section 311 of the California Corporations Code or as otherwise limited by law or by the Articles of Incorporation or these Bylaws. The board of directors shall have the power to prescribe the manner in which proceedings of the executive committee and other committees shall be conducted. The executive committee shall be composed of two or more directors.

                  (h) General powers. Generally to exercise such powers and duties as are usually vested in corporate directors or authorized by the California Corporations Code.

                  Section 13. Directors to serve without salary. No director shall receive any salary or other compensation or reimbursement of expenses for acting as a director unless such salary, compensation or reimbursement is authorized by the affirmative vote of a majority of the authorized number of members of the board.

                                   ARTICLE II

                                    OFFICERS

                  Section 1. Enumeration. The officers of the corporation shall be a president, one or more vice-presidents, a secretary, a treasurer and such other officers as are elected by the board of directors, including in its discretion a chairman of the board. Officers shall be elected by and shall hold office at the pleasure of the board of directors. When the duties do not conflict, any two or more offices may be held by the same person.

                  Section 2. Powers and duties of the chairman of the board. The chairman of the board, if there shall be such an officer, shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors.

                  Section 3. Powers and duties of the president. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and, subject to the control of the board of directors, shall have general supervision, direction and control of the business of the corporation and its employees and shall exercise such general powers and duties of management as are usually vested in the office of president of a corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board or if there be none, at all meetings of the board of directors. He shall be an ex officio member of all standing committees.

                  Section 4. Powers and duties of the vice-president. In the absence or disability of the president, the vice-presidents in order of their rank as fixed by the board of directors or, if not ranked, the vice-president designated by the board of directors shall perform all of the duties of the president and, when so acting, shall have all the powers of and be subject to all of the restrictions upon the president. The vice-presidents shall have such other powers and perform such other duties as are prescribed for them from time to time by the board of directors.

                  Section 5.  Duties of the secretary.  The secretary shall:

                  (a) Minutes. Keep full and complete minutes of the meetings of the board of directors and of the meetings of the shareholders and give notice, as required, of all such meetings;

                  (b) Corporate seal. Keep the seal of the corporation and affix the same to all instruments executed by the corporation which require it;

                  (c) Books and other records. Maintain custody of and keep the books of account and other records of the corporation, except such as are in the custody of the treasurer;

                  (d) Share register. Keep at the principal office of the corporation a share register, or a duplicate share register if a transfer agent is employed to keep the original share register, showing the ownership and transfers of ownership of all shares;

                  (e) Receipt, deposit, and disbursement of funds. Receive, deposit and disburse funds belonging to the corporation; and

                  (f) General duties. Generally, perform all duties which pertain to his office and which are required by the board of directors.

                  Section 6. Duties of the treasurer. The treasurer shall be the chief financial officer of the corporation. The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, and shall send or cause to be sent to the shareholders such financial statements as are required by law or by the Articles of Incorporation or these Bylaws. The treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board, shall render to the president and directors upon request an account of all transactions as treasurer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors.

                                  ARTICLE III

                                  SHAREHOLDERS

                  Section 1. Quorum. The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting of shareholders shall constitute a quorum. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, provided that any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

                  Section 2. Place of meeting. Meetings of the shareholders shall be held at the principal office of the corporation or at such place within or without the State of California as is designated by the board of directors or by the written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the secretary of the corporation.

                  Section 3. Annual meeting. The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors. The date so designated shall be within five months following the close of the fiscal year of the corporation and within fifteen months following the last annual meeting. At each annual meeting, directors shall be elected and any other proper business may be transacted.

                  Section 4. Special meetings. Special meetings of the shareholders may be held at any time for any purpose or purposes. Such special meetings may be called at any time by the president or by a majority of the board or by any one or more shareholders holding not less than 10% of the voting power of the corporation.

                  Section 5. Adjourned meetings. Any meeting of shareholders, whether or not a quorum is present, may be adjourned from day to day or from time to time by the vote of a majority of the shares the holders of which are either present at the meeting or represented by proxy.

                  Section 6. Notice of regular or special meetings. All notices of annual or special meetings of shareholders shall be given not less than ten nor more than sixty days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of an annual meeting, those matters which the board of directors intends, at the time of giving the notice, to present for action by the shareholders, and (iii) in the case of a meeting at which directors are to be elected, the names of nominees who management intends, at the time of the notice, to present for election. The notice shall also contain all other matters required to be included by the California Corporations Code. Notice shall be given either personally or by first class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at his address appearing on the books of the corporation or theretofore given by him to the corporation for the purpose of notice or, if no address appears or has been given, to the corporation's principal executive office. Notice of a special meeting called by any person or persons other than the board of directors shall be given not less than thirty-five nor more than sixty days after the receipt by the chairman of the board, the president, any vice-president or the secretary of the corporation of a written request there-for, specifying the time of such meeting and the general nature of the business proposed to be transacted. If the notice is not given within twenty days after receipt of the request, the person or persons requesting the meeting may give such notice.

                  Section 7. Notice of adjourned meetings. It shall not be necessary to give any notice of the time and place of any adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken, except that when a meeting is adjourned for forty-five days or more notice of the adjourned meeting shall be given as in the case of an original meeting.

                  Section 8. Proxies. The appointment of a proxy or proxies shall be made by an instrument in writing executed by the shareholder or his duly authorized agent and filed with the secretary of the corporation. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the shareholder executing it specifies therein the length of time for which it is to continue in force. At a meeting of shareholders all questions concerning the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the secretary of the meeting unless inspectors of election are appointed pursuant to Section 707 of the California Corporations Code, in which event such inspectors shall pass upon all questions and shall have all other duties specified in said section.

                  Section 9. Consent of absentees. The transactions of any meeting of shareholders, either annual, special or adjourned, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each shareholder entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                  Section 10. Action without meeting. Any action which may be taken at a meeting of the shareholders may be taken without a meeting or prior notice if authorized by a writing signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all voting shares were present and voted, except that a written consent to the election of directors, other than the election of directors to fill a vacancy not created by removal, shall be effective only if signed by the holders of all outstanding shares entitled to vote upon the election of directors. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. If the consents of all shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such shareholders have not been received, the secretary shall give prompt notice of any corporate action approved by the shareholders without a meeting as required in Section 603 of the California Corporations Code, and the consummation of any such action shall be subject to such Section.

                  Section 11. Voting rights. If no future date is fixed by the board of directors for the determination of the shareholders entitled to notice of or to vote at any shareholders meeting, the record date for determining shareholders entitled to such notice or to vote thereat shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held, and the record date for determining shareholders entitled to give written consent to corporate action without a meeting shall be the day on which the first written consent is given.

                                   ARTICLE IV

                                 MISCELLANEOUS

                  Section 1. Record dates and closing of transfer books. From time to time the board of directors may fix a future date, not more than sixty nor less than ten days preceding the date of any meeting of shareholders and not more than sixty days preceding the date fixed for the payment of any dividend or distribution or for the allotment of rights or the date on which the shareholders become entitled to exercise any rights in respect of any other lawful action, as the record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or to receive any such dividend or distribution or any allotment of rights or to exercise any such rights. If a time is so fixed, only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend or distribution or allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date so fixed. The board of directors may close the books of the corporation against transfers of shares during the whole or any part of the period between the record date and the date so fixed for the meeting, payment, distribution, allotment or exercise of rights.

                  Section 2. Inspection of corporate records. The share register or duplicate share register, the books of account, and the minutes of the proceedings of the shareholders and directors shall be open to inspection upon the written demand of any shareholder at any reasonable time for a purpose reasonably related to his interests as a shareholder and shall be exhibited at any time when required by the demand of 10% or more of the shares represented at any shareholders' meeting. Such inspection may be made in person or by an agent or attorney and shall include the right to make extracts. Demand of inspection other than at a shareholders' meeting shall be made in writing upon the president, secretary or assistant secretary of the corporation.

                  Section 3. Inspection of Bylaws. The corporation shall keep in its principal office for the transaction of business the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

                  Section 4. Annual report to shareholders. The corporation shall send to its shareholders an annual report as required by Section 1501 of the California Corporations Code not later than 120 days after the close of each of its accounting years.

                  Section 5. Representation of shares of other corporations. The president or any vice-president and the secretary or assistant secretary of the corporation, acting either in person or by a proxy or proxies designated in a written instrument duly executed by said officers, are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any shares of any other corporation standing in the name of this corporation.

                                   ARTICLE V

                                      SEAL

                  The corporation shall have a seal, being the same as that imprinted on the margin hereof.

                                   ARTICLE VI

                                   AMENDMENTS

                  Section 1. By shareholders. Except for any change for which a larger number is required by law, these Bylaws may be amended or repealed or new or additional Bylaws may be adopted by the vote or written consent of shareholders entitled to exercise a majority of the voting power of the corporation.

                  Section 2. By the directors. These Bylaws may be amended or repealed and new or additional Bylaws may be adopted by the vote or written assent of the board of directors, but the right of the directors to change the authorized number of directors shall be subject to all of the provisions of
Section 212 of the California Corporations Code. The power hereby delegated may be revoked by the vote or written consent of shareholders entitled to exercise a majority of the voting power of the corporation.

                            CERTIFICATE OF SECRETARY



                  I, the undersigned, do hereby certify:

                  1. That I am the duly elected and acting secretary of WEIAND AUTOMOTIVE INDUSTRIES, INC., a California corporation; and

                  2. That the foregoing Amended and Restated Bylaws, comprising 18 pages, constitute the Bylaws of said corporation as duly adopted by action of the Board of Directors of the Corporation duly taken on March 30, 1979.

                  IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation this 17th day of February, 1981.


                                           /s/ Marge Baird
                                           -------------------------------
                                           Secretary